UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2010 (July 23, 2010)

DERYCZ SCIENTIFIC, INC.
 (Exact name of registrant as specified in Charter)

Nevada	333-148392	11-3797644
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E
Santa Monica, California 90404
(Address of Principal Executive Offices)

(310) 477-0354
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 23, 2010, Derycz Scientific, Inc. (the “Registrant”) and its subsidiaries, Reprints Desk, Inc. and Pools Press, Inc. (collectively, the “Subsidiaries”), entered into a Loan and Security Agreement with Silicon Valley Bank (the “Bank”) for a $3,000,000 revolving line of credit that matures on July 23, 2011.  The line of credit bears interest at the prime rate plus 2% for a period in effect where the Registrant and the Subsidiaries maintained an account balance with the Bank (less all indebtedness owed to the Bank) of at least $800,000 at all times during the prior calendar month (the “Streamline Period”), and at the prime rate plus 4% when a Streamline Period is not in effect.  The Registrant and the Subsidiaries must pay the Bank a non-refundable commitment fee of $22,500 and a monthly collateral monitoring fee of $1,000 when a Streamline Period is in effect and $2,500 when a Streamline Period is not in effect.  The line of credit is secured by all of the assets of the Registrant and the Subsidiaries.

            The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned documents contained in Exhibits 10.1 through 10.4, which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Exhibit Description

10.1	Loan and Security Agreement between Derycz Scientific, Inc., Reprints Desk, Inc., Pools Press, Inc., and Silicon Valley Bank, dated July 23, 2010

10.2	Intellectual Property Security Agreement between Derycz Scientific, Inc. and Silicon Valley Bank, dated July 23, 2010

10.3	Intellectual Property Security Agreement between Reprints Desk, Inc. and Silicon Valley Bank, dated July 23, 2010

10.4	Intellectual Property Security Agreement between Pools Press, Inc. and Silicon Valley Bank, dated July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.
(Registrant)

Date: July 28, 2010	By:	/s/ Richard McKilligan
Richard McKilligan
Chief Financial Officer